Exhibit 15.6

CONSENT OF QUALIFIED PERSON

To:	U.S. Securities and Exchange Commission

Re:	Annual Report on Form 20-F of Nova Minerals Limited (the “Company”)

I, Jon Abbott of Matrix Resource Consultants Pty Ltd, in connection with the Company’s annual report on Form F-1 (and any amendments or supplements and/or exhibits thereto, the “Annual Report”), consent on behalf of Matrix Resource Consultants Pty Ltd to:

●	the public filing by the Company and use of the technical report titled “SK-1300 Initial Assessment Technical Report Summary for the Estelle Gold Project Alaska, USA” (the “Technical Report”), with an effective date of January 31, 2024 and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Annual Report;

●	the use of and references to Matrix Resource Consultants Pty Ltd, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Annual Report and any such Technical Report; and

●	any extracts from or a summary of the Technical Report in the Annual Report and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me on behalf of Matrix Resource Consultants Pty Ltd, that I supervised the preparation of and/or that was reviewed and approved by me on behalf of Matrix Resource Consultants Pty Ltd, that is included or incorporated by reference in the Annual Report.

Matrix Resource Consultants Pty Ltd employs professional geologists that conform to the SEC qualified person definition, and served as a qualified person as defined in S-K 1300 for Section 11 of the Technical Report. I am responsible for authoring, and this consent pertains to, the related sections on behalf of Matrix Resource Consultants Pty Ltd as discussed above of the Technical Report. I certify that I have read the Annual Report and that both fairly and accurately represent the information in the sections of the Technical Report for which Matrix Resource Consultants Pty Ltd is responsible.

Dated: October 29, 2024

MATRIX RESOURCE CONSULTANTS PTY LTD.

By:	/s/Jon Abbott
Name:	Jon Abbott
Title:	Resource Consultant